HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


              HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS
     Net sales increase 13%, diluted EPS from continuing operations up 19%
           Tightens range of 2006 guidance, introduces 2007 guidance



MELVILLE, N.Y. - November 2, 2006 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended September 30, 2006.
         Net sales for the third quarter of 2006 were $1.27 billion, an increase of 13.0% from the third quarter of 2005 (See Exhibit A for details of sales growth). This increase includes 11.6% local currency growth (5.0% internally generated and 6.6% from acquisitions net of divestiture) and 1.4% related to foreign currency exchange.
         Net income and income from continuing operations for the third quarter of 2006 were $39.3 million or $0.44 per diluted share. There was no impact of discontinued operations for the current quarter. Third quarter 2006 income and diluted earnings per share from continuing operations were up 18.0% and 18.9%, respectively, compared with the prior-year third quarter. Effective January 1, 2006, the Company adopted the new accounting rules on expensing stock-based compensation per Financial Accounting Standards No. 123(R) on a retrospective basis. All periods presented have been adjusted to give effect to FAS No. 123(R), which amounted to approximately $0.03 per share in the third quarter of 2006, and $0.04 per share in the third quarter of 2005. During the third quarter of 2006, the Company elected to change its method of assessing the effectiveness of net investment hedges, as permitted by FAS No. 133. As a result, the Company stopped applying hedge accounting to certain previously existing hedging relationships which resulted in a non-recurring pre-tax gain of approximately $2.0 million.
         "We posted solid financial results during the third quarter, with particular strength from our Dental Group. Our quarterly results were impacted by the timing of receipt of influenza vaccine from



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manufacturers, which this year will predominantly be in the fourth quarter,"
said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "We are pleased today to introduce 2007 diluted EPS guidance that represents growth of 18% to 21% compared with the mid-point of our expected 2006 results."
         For the quarter, Dental sales increased 16.4%, including 15.6% growth in local currencies (9.8% internally generated and 5.8% from acquisitions) and 0.8% related to foreign currency exchange. Of the 15.6% local currency growth, Dental consumable merchandise sales increased 14.2% (8.1% internally generated and 6.1% from acquisitions) and Dental equipment sales and service revenues were up 20.1% (15.4% internally generated and 4.7% from acquisitions).
         "Our Dental Group gained significant market share during the quarter, reporting impressive internal sales growth. This is an ongoing reflection of the growing array of products and services we bring to our customers, as well as effective and innovative marketing initiatives and a highly trained field sales force," commented Mr. Bergman. "During the third quarter we saw a continued trend toward the value-added distribution channel among various Dental manufacturers. As a leader in the industry, Henry Schein is ideally positioned to benefit from this trend. Further enhancing our high-technology product offering, we signed an exclusive, multi-year agreement with Biolase Technology, Inc. (Nasdaq: BLTI) to collaborate in the marketing, sales and service of all professional Biolase dental laser system products, including the Waterlase(R)
MD - the industry's leading hard and soft tissue dental laser system."
         Medical sales increased 8.9% during the third quarter (0.6% decline in internal growth offset by 9.5% acquisition growth net of divestiture). "Medical Group sales performance was impacted by lower sales of tetanus-diptheria and influenza vaccines compared with the prior-year third quarter," explained
Mr. Bergman.  "We are pleased that in early October GlaxoSmithKline PLC
(NYSE: GSK) received FDA approval to sell FluLaval(TM), and we began shipping product soon thereafter."
         For the quarter, International sales increased 12.3%, including 8.2% growth in local currencies (3.4% internally generated and 4.8% from acquisitions) and 4.1% related to foreign currency exchange.
         Technology and Value-Added Services sales during the third quarter of 2006 were 17.3% ahead of prior year, including 16.9% growth in local currencies (14.7% internally generated and 2.2% acquisition growth) and 0.4% related to foreign currency exchange. Electronic claims services revenues continued a strong double-digit growth trend, and software and financial services revenues also posted solid gains.



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Year-to-Date Results
         For the first nine months of 2006, net sales of $3.7 billion represents an increase of 11.0% compared with the first nine months of 2005. This increase includes 11.2% local currency growth (6.3% internally generated and 4.9% from acquisitions net of divestiture) offset by a 0.2% decline related to foreign currency exchange. Income from continuing operations for the first nine months of 2006 was $120.1 million reflecting 18.3% growth compared with the prior year. Earnings per diluted share from continuing operations of $1.34 for the first nine months of 2006 represents 16.5% growth over the comparable period in 2005.

Stock Repurchase Plan
         The Company announced that it repurchased 47,861 shares of common stock during the third quarter at an average price of $47.24 per share. Approximately $86 million remains authorized for future stock repurchases. The impact of the repurchase of shares under this program on third quarter diluted EPS was immaterial.

2006 EPS Guidance
         Henry Schein provides 2006 financial guidance, as follows:

     o 2006 diluted EPS is expected to be $2.11 to $2.14 including the impact of expensing stock-based compensation per Financial Accounting Standards No. 123(R).
     o This 2006 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 13.5 million doses of influenza vaccine during 2006, including product manufactured by GSK (which includes the former ID Biomedical Corporation), Novartis AG
          (NYSE: NVS), which includes the former Chiron Corporation, and the Sanofi-Aventis Group (NYSE: SNY). This compares to the previous expectation of 15 to 17 million doses.
     o 2006 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2007 EPS Guidance
         Henry Schein introduces 2007 financial guidance, as follows:

     o 2007 diluted EPS is expected to be $2.51 to $2.57. This represents an increase of 18% to 21% compared with the mid-point of the Company's 2006 diluted EPS guidance.



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     o    This 2007 diluted EPS guidance includes Henry Schein's expectations that it will distribute more than 20 million doses of influenza vaccine during the year.
     o 2007 diluted EPS guidance is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
         The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as over 100,000 additional products available to our customers as special order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs more than 11,000 people and has operations in 19 countries. The Company's sales reached a record $4.6 billion in 2005. For more information, visit the Henry Schein Web site at www.henryschein.com.

     In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could,"



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"expect," "intend," "believe," "plan," "estimate," "forecast," "project,"
"anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
     Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; financial risks associated with acquisitions; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.


     We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.
                                (TABLES TO FOLLOW)
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


                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                 Three Months Ended                Nine Months Ended
                                                            -----------------------------    -----------------------------
                                                            September 30,   September 24,    September 30,   September 24,
                                                                2006            2005             2006            2005
                                                            -------------   -------------    -------------   -------------
Net sales ................................................  $   1,272,020   $   1,125,363    $   3,654,161   $   3,292,788
Cost of sales ............................................        911,014         808,632        2,596,093       2,353,327
                                                            -------------   -------------    -------------   -------------
       Gross profit ......................................        361,006         316,731        1,058,068         939,461
Operating expenses:
    Selling, general and administrative ..................        298,331         258,352          857,727         760,762
                                                            -------------   -------------    -------------   -------------
       Operating income ..................................         62,675          58,379          200,341         178,699
Other income (expense):
    Interest income ......................................          3,503           1,942           12,028           4,469
    Interest expense .....................................         (6,541)         (6,976)         (21,237)        (18,286)
    Other, net ...........................................          2,298           1,028            2,180             915
                                                            -------------   -------------    -------------   -------------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................         61,935          54,373          193,312         165,797
Income taxes .............................................        (21,715)        (19,907)         (69,316)        (60,979)
Minority interest in net income of subsidiaries ..........         (1,181)         (1,241)          (4,447)         (3,755)
Equity in earnings of affiliates .........................            246              79              581             514
                                                            -------------   -------------    -------------   -------------
Income from continuing operations ........................         39,285          33,304          120,130         101,577

Discontinued operations:
    Loss from operations of discontinued
       components ........................................            --          (16,951)         (32,279)        (17,399)
    Income tax benefit ...................................            --            6,948           12,911           6,953
                                                            -------------   -------------    -------------   -------------
    Loss from discontinued operations ....................            --          (10,003)         (19,368)        (10,446)
                                                            -------------   -------------    -------------   -------------
Net income ...............................................  $      39,285   $      23,301    $     100,762   $      91,131
                                                            =============   =============    =============   =============

Earnings from continuing operations per share:
    Basic ................................................  $        0.44   $        0.38    $        1.37   $        1.17
                                                            =============   =============    =============   =============
    Diluted ..............................................  $        0.44   $        0.37    $        1.34   $        1.15
                                                            =============   =============    =============   =============

Loss from discontinued operations per share:
    Basic ................................................  $         --    $       (0.11)   $       (0.22)  $       (0.12)
                                                            =============   =============    =============   =============
    Diluted ..............................................  $         --    $       (0.11)   $       (0.21)  $       (0.12)
                                                            =============   =============    =============   =============

Earnings per share:
    Basic ................................................  $        0.44   $        0.27    $        1.15   $        1.05
                                                            =============   =============    =============   =============
    Diluted ..............................................  $        0.44   $        0.26    $        1.13   $        1.03
                                                            =============   =============    =============   =============


Weighted-average common shares outstanding:
    Basic ................................................         88,291          87,232           87,820          86,975
                                                            =============   =============    =============   =============
    Diluted ..............................................         90,015          88,636           89,554          88,423
                                                            =============   =============    =============   =============

Note: The above prior period amounts have been restated to reflect the effects of expensing stock-based compensation pursuant to our adoption of FAS 123(R) using the modified retrospective application.


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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                       September 30,   December 31,
                                                                                           2006            2005
                                                                                       -------------   -------------
                                                                                        (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $     176,070   $     210,683
    Available-for-sale securities...............................................                 --          124,010
    Accounts receivable, net of reserves of $41,893 and $52,308 ................             605,058         582,617
    Inventories, net ...........................................................             572,569         505,542
    Deferred income taxes ......................................................              28,629          35,505
    Prepaid expenses and other .................................................             134,324         126,052
                                                                                       -------------   -------------
            Total current assets ...............................................           1,516,650       1,584,409
Property and equipment, net ....................................................             218,154         190,746
Goodwill .......................................................................             751,664         626,869
Other intangibles, net .........................................................             161,423         123,204
Investments and other ..........................................................              69,729          57,892
                                                                                       -------------   -------------
            Total assets .......................................................       $   2,717,620   $   2,583,120
                                                                                       =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $     365,704   $     371,392
    Bank credit lines ..........................................................               2,550           2,093
    Current maturities of long-term debt .......................................              40,617          33,013
    Accrued expenses:
       Payroll and related .....................................................              95,705          96,113
       Taxes ...................................................................              54,345          65,070
       Other ...................................................................             165,325         156,433
                                                                                       -------------   -------------
            Total current liabilities ..........................................             724,246         724,114
Long-term debt .................................................................             456,487         489,520
Deferred income taxes ...........................................................             55,353          54,432
Other liabilities ..............................................................              58,260          53,547

Minority interest ..............................................................              16,497          12,353
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................                 --              --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       88,555,830 outstanding on September 30, 2006 and
       87,092,238 outstanding on December 31, 2005 .............................                 886             871
   Additional paid-in capital ..................................................             610,717         559,266
   Retained earnings ...........................................................             754,010         667,958
   Accumulated other comprehensive income ......................................              41,164          21,059
                                                                                       -------------   -------------
            Total stockholders' equity .........................................           1,406,777       1,249,154
                                                                                       -------------   -------------
            Total liabilities and stockholders' equity .........................       $   2,717,620   $   2,583,120
                                                                                       =============   =============


Note: Certain prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application and our reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities'. Also, included in the prior period amounts are approximately $44 million of accounts receivable, net of reserves, and approximately $16 million of inventories, net of reserves, related to discontinued operations which were sold on April 1, 2006.


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                             Three Months Ended
                                                                                       -----------------------------
                                                                                       September 30,   September 24,
                                                                                           2006             2005
                                                                                       -------------   -------------

Cash flows from operating activities:
    Net income .................................................................       $      39,285   $      23,301
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................                 --              --
           Depreciation and amortization .......................................              16,733          14,199
           Impairment from write-down of long-lived assets .....................                 --           11,928
           Stock-based compensation expense ....................................               4,559           4,828
           Provision for losses on trade and other accounts
                 receivable ....................................................               1,664           5,685
           Deferred income taxes ...............................................              (8,599)         (5,148)
           Stock issued to 401(k) plan .........................................               3,565           3,223
           Undistributed earnings of affiliates ................................                (246)            (79)
           Minority interest in net income of subsidiaries .....................               1,181           1,241
           Other ...............................................................              (2,137)          1,056
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (6,395)        (36,579)
                 Inventories ...................................................              (4,212)         12,862
                 Other current assets ..........................................                (770)          5,561
                 Accounts payable and accrued expenses .........................              19,381          (3,187)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              64,009          38,891
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (17,273)        (14,171)
     Payments for business acquisitions, net of cash acquired ..................             (80,945)         (3,796)
     Cash received from business divestiture ...................................                 --              --
     Purchases of available-for-sale securities ................................             (16,697)        (24,745)
     Proceeds from sales of available-for-sale securities ......................             117,806             --
     Proceeds from maturities of available-for-sale securities .................                 --              --
     Proceeds from settlement of a note receivable .............................                 --           11,779
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................              (2,090)          8,115
     Other .....................................................................              (6,769)          2,460
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................              (5,968)        (20,358)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from (repayments of) bank borrowings .............................                 297          (1,472)
     Principal payments for long-term debt .....................................             (24,202)         (2,913)
     Payments for debt issuance costs ..........................................                 --              --
     Proceeds from issuance of stock upon exercise of stock options ............               7,300           6,225
     Payments for repurchases of common stock ..................................              (2,261)         (6,108)
     Proceeds from excess tax benefits related to stock-based compensation .....               3,362           2,076
     Other .....................................................................                (384)         (3,055)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................             (15,888)         (5,247)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................              42,153          13,286
Effect of exchange rate changes on cash and cash equivalents ...................              (4,417)          3,363
Cash and cash equivalents, beginning of period .................................             138,334         187,108
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     176,070   $     203,757
                                                                                       =============   =============


                                                                                             Nine Months Ended
                                                                                       -----------------------------
                                                                                       September 30,   September 24,
                                                                                           2006            2005
                                                                                       -------------   -------------

Cash flows from operating activities:
    Net income .................................................................       $     100,762   $      91,131
     Adjustments to reconcile net income to net cash
      provided by operating activities:
           Loss on sale of discontinued operation, net of tax ..................              19,363             --
           Depreciation and amortization .......................................              46,891          42,547
           Impairment from write-down of long-lived assets .....................                 --           11,928
           Stock-based compensation expense ....................................              13,933          13,364
           Provision for losses on trade and other accounts
                 receivable ....................................................               2,343           5,635
           Deferred income taxes ...............................................              (2,662)         (3,663)
           Stock issued to 401(k) plan .........................................               3,565           3,223
           Undistributed earnings of affiliates ................................                (581)           (514)
           Minority interest in net income of subsidiaries .....................               4,447           3,755
           Other ...............................................................              (2,549)          1,066
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................              (9,418)        (41,645)
                 Inventories ...................................................             (35,967)         34,125
                 Other current assets ..........................................               7,376          34,118
                 Accounts payable and accrued expenses .........................             (82,877)        (89,022)
                                                                                       -------------   -------------
Net cash provided by operating activities ......................................              64,626         106,048
                                                                                       -------------   -------------
Cash flows from investing activities:
     Purchases of fixed assets .................................................             (49,927)        (36,204)
     Payments for business acquisitions, net of cash acquired ..................            (186,132)        (58,548)
     Cash received from business divestiture ...................................              36,527             --
     Purchases of available-for-sale securities ................................            (164,037)        (24,745)
     Proceeds from sales of available-for-sale securities ......................             286,767             --
     Proceeds from maturities of available-for-sale securities .................               1,280             --
     Proceeds from settlement of note receivable ...............................                 --           11,779
     Net proceeds from (payments for) foreign exchange forward
        contract settlements ...................................................             (16,895)         23,630
     Other .....................................................................              (6,604)            573
                                                                                       -------------   -------------
Net cash used in investing activities ..........................................             (99,021)        (83,515)
                                                                                       -------------   -------------
Cash flows from financing activities:
     Proceeds from (payments of) bank borrowings ...............................                 297          (2,888)
     Principal payments for long-term debt .....................................             (30,677)         (5,478)
     Payments for debt issuance costs ..........................................                 --             (650)
     Proceeds from issuance of stock upon exercise of stock options ............              32,900          25,278
     Payments for repurchases of common stock ..................................             (25,700)        (27,117)
     Proceeds from excess tax benefits related to stock-based compensation .....              13,150           7,534
     Other .....................................................................               1,665          (3,614)
                                                                                       -------------   -------------
Net cash used in financing activities ..........................................              (8,365)         (6,935)
                                                                                       -------------   -------------
Net change in cash and cash equivalents ........................................             (42,760)         15,598
Effect of exchange rate changes on cash and cash equivalents ...................               8,147           1,538
Cash and cash equivalents, beginning of period .................................             210,683         186,621
                                                                                       -------------   -------------
Cash and cash equivalents, end of period .......................................       $     176,070   $     203,757
                                                                                       =============   =============


NOTE: The above prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application. Additionally, for all periods presented, we reflected the effects of a reclassification of variable rate demand notes from 'cash and cash equivalents' to 'available-for-sale securities'.


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

Exhibit A

                                                 Henry Schein, Inc.
                                                 2006 Third Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q3 2006 over Q3 2005
                                               --------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             5.0%           9.8%           -0.6%          3.4%           14.7%

Acquisitions, net of divestiture                     6.6%           5.8%            9.5%          4.8%            2.2%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    11.6%          15.6%            8.9%          8.2%           16.9%

Foreign Currency Exchange                            1.4%           0.8%             --           4.1%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             13.0%          16.4%            8.9%         12.3%           17.3%
                                               ============    ===========    ============  =============   ============


                                              Q3 YTD 2006 over Q3 YTD 2005
                                              ----------------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             6.3%           9.3%            2.5%          5.8%            8.6%

Acquisitions, net of divestiture                     4.9%           2.3%            7.4%          6.1%            0.7%
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    11.2%          11.6%            9.9%         11.9%            9.3%

Foreign Currency Exchange                           -0.2%           1.0%             --          -2.1%            0.4%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                             11.0%          12.6%            9.9%          9.8%            9.7%
                                               ============    ===========    ============  =============   ============


                                                        9
                                                       ###